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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 JULY 1, 1999
               Date of Report (Date of earliest event reported)


                             IDENTIX INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)

           ---------------------------------------------------------

    Delaware                       01-09641                      94-2842496
(State or other            (Commission File Number)           (I.R.S. Employer
Jurisdiction of                                              Identification No.)
Incorporation)

                       --------------------------------

                           510 North Pastoria Avenue
                              Sunnyvale, CA 94086

              (Address of Principal Executive Offices)(Zip Code)


      Registrant's telephone number, including area code: (408) 731-2000

           ---------------------------------------------------------
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Item 5.  Other Events.

     On July 1, 1999, Identix Incorporated ("Identix") completed a $15 million private placement of its common stock. The investments were made by Heights Capital Management, a private equity investor in emerging growth companies, and Marshall Capital Management Inc., a wholly owned subsidiary of Credit Suisse/First Boston. Hambrecht & Quist served as Identix' placement agent on this transaction.

     Identix sold approximately 1.8 million shares of common stock at a 5 percent discount from the average closing bid price for the previous 10 trading days. In addition, the company issued the investors warrants to purchase additional shares of common stock at a premium. These warrants enable the investors to purchase up to approximately 900,000 shares until Jan. 1, 2001 and an additional 350,000 shares until July 1, 2004.

     Under the terms of the agreement, Identix agreed to register the resale of the shares issued in the initial sale and underlying the warrants. Terms of the transaction included a provision that could have resulted in a one-time issuance of additional warrant shares if the registration statement had not been declared effective by July 23, 1999. A registration statement covering the resale of shares was filed on July 2, 1999 and was declared effective on July 9, 1999.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       IDENTIX INCORPORATED

                                       /s/ James P. Scullion
                                       ----------------------------
                                       By: James P. Scullion
                                           President and
                                           Chief Financial officer

Date: July 9, 1999